                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        GARDEN STATE NUTRITIONALS, INC.,
                       WINDMILL MARKETING SERVICES, INC.,
                          CEL-MARK INTERNATIONAL, INC.

                                       AND

                          VITAQUEST INTERNATIONAL INC.





                                  INTRODUCTION

         This Agreement and Plan of Merger, dated as of May 31, 1996, is among Vitaquest International Inc., a Delaware corporation currently having an address at 100 Lehigh Drive, Fairfield, New Jersey 07004 (the "Surviving Corporation"), Garden State Nutritionals, Inc., a New Jersey corporation currently having an address at 100 Lehigh Drive, Fairfield, New Jersey 07004 ("Garden State"), Windmill Marketing Services, Inc., a New Jersey corporation currently having an address at 100 Lehigh Drive, Fairfield, New Jersey 07004 ("Windmill") and Cel-Mark International, Inc., a New Jersey corporation currently having an address at 100 Lehigh Drive, Fairfield, New Jersey 07004 ("Cel-Mark", together with Garden State and Windmill, the "Merging Corporations").


                                    RECITALS

         The Surviving Corporation currently has no commercial operations and has no capital stock issued and outstanding.

         The respective Board of Directors of the Surviving Corporation and the Merging Corporations have determined that it is in the best interest of their respective corporations to cause the Merging Corporations to merge with and into the Surviving Corporation, all upon the terms and provisions, and subject to the conditions, hereinafter set forth.


                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Effective Time of Merger. The Surviving Corporation and the Merging Corporations shall cause certificates of merger to be duly prepared, properly executed and delivered for filing and thereafter duly filed with the Secretary of State of the State of Delaware, as provided in Section 252 of the Delaware General Corporation Law ("DGCL") and with the Secretary of State of the State of New Jersey, as provided in Section 14A:10-7 Corporations, General, of the New Jersey Statutes ("NJS"). The Merger shall become effective upon the later of the filing of the aforementioned certificate of merger by the Secretary of State of the State of Delaware and the aforementioned certificate of merger by the Secretary of State of the State of New Jersey (the "Effective Time").

2. Effects of the Merger. At the Effective Time the separate existence of the Merging Corporations shall cease and the Merging Corporations shall be merged with and into the Surviving Corporation, and the Merger shall have all the effects provided by applicable law, including (without limitation) the provisions of the DGCL and the NJS.

                  As of the Effective Time, all and singular, the rights, privileges, powers and franchises of each of the Surviving Corporation and the Merging Corporations, whether of a public or a private nature, and all property, real, personal and mixed, and all debts due to each of said corporations, on whatever account, as well for stock subscriptions as all other things in action or belonging to either of the said corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Merging Corporations and the Surviving Corporation, and the title to any real or personal property, whether by deed or otherwise, vested in each of the Merging Corporations and the Surviving Corporation, shall not revert or be in any way impaired by reason hereof; provided, however, that all rights of creditors and all liens upon any property of each of the Merging Corporations and the Surviving Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the time of the said Merger, and all debts, liabilities and duties of the Surviving Corporation and the Merging Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities and duties had been incurred or contracted by it.

                  If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title to any property or rights of the Merging Corporations, the proper officers and directors of said Merging Corporations shall and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and Plan of Merger.

3. Officers of the Surviving Corporation. From and after the Effective Time the Officers of the Surviving Corporation preceding the Merger shall be, and hereby are, elected as the officers of the Surviving Corporation, with corresponding positions, until the successors of such officers shall have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

4. Directors of the Surviving Corporation. From and after the Effective Time, the directors of the Surviving Corporation preceding the Merger shall be, and hereby are, elected as the directors of the Surviving Corporation until the successors of such directors shall have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

5. Certificate of Incorporation and By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, and shall continue as such until thereafter duly amended in accordance with applicable law.

                  (b) The By-Laws of the Surviving Corporation, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation, and shall continue as such until thereafter duly amended as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation or such By-Laws.

6. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Surviving Corporation or the Merging Corporations:

                  (a) All shares of capital stock of the Merging Corporations that are owned by the Merging Corporations as treasury shares shall be canceled and retired and shall cease to exist.

                  (b) Each issued and outstanding share of each of the Merging Corporation's common stock shall be converted into the right to receive fully paid and nonassessable shares of the Surviving Corporation's common stock, par value $.01 per share ("Surviving Corporation Common Stock"), as follows:

                  (i) Each issued and outstanding share of common stock, no par value, of Garden State shall be converted into
                           901.40845 shares of Surviving Corporation Common
                           Stock.

                  (ii) Each issued and outstanding share of Class A common stock, no par value, and Class B common stock, no par value, of Windmill shall be converted into 285.71429 shares of Surviving Corporation Common Stock.

                  (iii) Each issued and outstanding share of common stock, no par value, of Cel-Mark shall be converted into 36,000 shares of Surviving Corporation Common Stock.


7. Issuance of Shares of Surviving Corporation Common Stock. As of the Effective Time, the Surviving Corporation shall make available, for the benefit of the holders of shares of capital stock of the Merging Corporations, for exchange in accordance with this Agreement and Plan of Merger, certificates representing the shares of the Surviving Corporation Common Stock issuable pursuant to Paragraph 6 hereof.

8. No Fractional Shares. No certificate or scrip representing fractional shares of the Surviving Corporation Common Stock shall be issued upon surrender for exchange of certificates representing shares of capital stock of the Merging Corporations. Each owner of capital stock of any of the Merging Corporations that would entitle the owner to 40% or more of a share of Surviving Corporation Common Stock, will, upon the surrender of certificates representing shares of capital stock of the Merging Corporations relating thereto, be issued a whole share of Surviving Corporation Common Stock by the Surviving Corporation.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  VITAQUEST INTERNATIONAL INC.



                                  By:   s/ Edward M. Frankel
                                     ----------------------------------------
                                           Edward M. Frankel, President



                                  GARDEN STATE NUTRITIONALS, INC.


                                  By:   s/ Edward M. Frankel
                                     ----------------------------------------
                                           Edward M. Frankel, President



                                  WINDMILL MARKETING SERVICES, INC.


                                  By:   s/ Edward M. Frankel
                                     ----------------------------------------
                                           Edward M. Frankel, President



                                  CEL-MARK INTERNATIONAL, INC.


                                  By:   s/ Edward M. Frankel
                                     ----------------------------------------
                                           Edward M. Frankel, President


         Stephen J. Young, the Secretary of the Surviving Corporation, hereby certifies, pursuant to Section 251(f) of the DGCL, that (i) this Agreement and Plan of Merger has been adopted by action of the Board of Directors of the Surviving Corporation pursuant to Section 251(f) and (ii) no shares of common stock of the Surviving Corporation were issued prior to the adoption by the Board of Directors of the Surviving Corporation of the resolution approving this Agreement and Plan of Merger.

                                                    s/ Stephen J. Young
                                                    ___________________________
                                                    Stephen J. Young, Secretary
                                                    Vitaquest International Inc.